AMERICAN ANNUITY GROUP, INC.

                     EXHIBIT 23 - CONSENT OF INDEPENDENT AUDITORS




          We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-55189) pertaining to the Employee Stock Purchase Plan of American Annuity Group, Inc. and the Registration Statement (Form S-2 No. 33-57259) pertaining to the Agent Stock Purchase Plan of American Annuity Group, Inc. of our report dated February 29, 1996, with respect to the consolidated financial statements and schedules of American Annuity Group, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1995.



                                                       ERNST & YOUNG LLP

          Cincinnati, Ohio
          March 18, 1996